                                                                    Exhibit 99.1

                                                 FOR RELEASE AT 7:30 A.M. 5.2.00

                                        CONTACT: Edson R. Arneault, President
                                        MTR Gaming Group
                                        304/387-8300

                                        Christine DiSanto/Tom Ryan/Brendon Frey
                                        Integrated Corporate Relations
                                        203/222-9013



                 MTR GAMING GROUP ANNOUNCES RECORD FIRST QUARTER
                                FINANCIAL RESULTS
     -- EPS RISES 225% TO $0.13; EBITDA MORE THAN DOUBLES TO $7.6 MILLION -- -- BOARD OF DIRECTORS AUTHORIZES $3 MILLION SHARE REPURCHASE PROGRAM --
       -- NEGOTIATES AMENDMENT TO CREDIT FACILITY WITH WELLS FARGO BANK --

         Chester, West Virginia, May 2, 2000 -- MTR Gaming Group, Inc. (Nasdaq:
MNTG) today announced its results of operations for the first quarter ended March 31, 2000. These results represent the 21st consecutive quarter of increased revenue and EBITDA over the corresponding prior year quarter.

         First quarter earnings before interest, taxes, depreciation and amortization (EBITDA) rose dramatically to $7.6 million, an increase of 113.4% compared to $3.5 million in 1999. EBITDA margins for the first quarter reached 20.9% versus 16.1% in the comparable period of 1999. Total revenues increased 64.9% to $36.3 million versus $22.0 million in the first quarter of last year. Gross profit improved 88.1% to $13.5 million compared to $7.2 million in the first quarter of 1999, while operating income rose 139% to $6.0 million versus $2.5 million last year. Net income in the first quarter increased 244.7% to $3.4 million, compared to $977,000 in the same period last year. Diluted earnings per share rose more than three-fold to $0.13 on 25,531,059 diluted weighted average shares outstanding, compared to diluted earnings per share of $0.04 on 23,941,022 diluted weighted average shares last year.


WEST VIRGINIA


          Net win from gaming operations at the Company's Mountaineer Racetrack and Gaming Resort totaled $30.9 million for the first quarter, an increase of 63.4% compared to $18.9 million in the same period last year. Net win-per-day-per-machine for the first quarter of 2000 rose substantially to $253 compared to $163 in the first quarter of 1999.


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Page:  2


NEVADA

         For the first quarter of 2000, casino revenues at the Company's two Nevada properties totaled $846,000, while non-casino revenues were $754,000. The Company's Speedway Casino at the Ramada Inn in North Las Vegas held its grand opening in March, and the Speakeasy Casino in Reno celebrated its grand opening ceremony in late April.

         Edson R. Arneault, MTR Gaming President, stated, "Our exceptional results this quarter reflect ongoing momentum at our Mountaineer resort in West Virginia, as well as contributions from our two newest properties in Nevada. We are pleased to note that the year is off to a great start, with financial performance exceeding our expectations across all measures."

         "Looking ahead, we are very enthusiastic about our long-term expansion plans in West Virginia, which will allow us to capitalize on the strong market demand and continue the momentum we are experiencing. We have embarked on a $50 million planned investment that we believe will contribute to continued growth in EBITDA and earnings over the long-term. The expansion program includes a new speakeasy theme, approximately 55,000 square feet of new gaming space, an additional 1,100 video lottery terminals (subject to regulatory approval), 220 hotel rooms, a convention center, golf course, retail shops and restaurants over the next 12-18 months."

         Mr. Arneault added, "We are also continuing to invest in building the Mountaineer brand through aggressive and innovative marketing programs, which is yielding very positive results. Indeed, we are particularly proud of our ability to deliver solid operating profits and EBITDA margins in excess of 20%, while at the same time making strategic investments to propel our growth well into the future. We believe the Company is ideally positioned to benefit from a combination of several factors this year. First and foremost is MTR's proven operating model, which has enabled us to report consistent quarterly growth in revenues and EBITDA over the past five years. Importantly, we are leveraging that model to take further advantage of the compelling market demographics in the West Virginia vicinity. Additionally, recent favorable legislation in the state removed restrictions on the number of slot machines at Mountaineer's hotel, providing us with an important source of growth in 2000 and beyond, as slots at the hotel have historically outperformed those at the racetrack. And finally, we are utilizing our marketing expertise to benefit from the untapped potential in our new Nevada markets."


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Page:  3


         The Company also announced that on April 26, 2000, its Board of Directors authorized the repurchase of up to $3 million of MTR Gaming Group's common shares. The repurchase program authorizes management, at its discretion, to make purchases from time to time over the next year in the open market. The Company also received approval from Wells Fargo Bank, which has waived MTR's loan covenants in support of the repurchase program. Commenting on this action, Mr. Arneault stated, "The repurchase program reflects management's belief that, at current levels, MTR Gaming shares represent an attractive long-term investment for the Company and its shareholders." At May 1, 2000, the Company had 21.3 million shares outstanding and the closing price of MTR Gaming common stock on Nasdaq was $3.1563.

      Separately, MTR announced that it has negotiated an amendment to its credit facility with Wells Fargo Bank, National Association. The new agreement eliminates MTR Gaming's obligation to make principal payments during the course of the first phase of the West Virginia expansion and renovation, expected to be completed by September, 2000. Mr. Arneault concluded, "This amendment will allow us to immediately deploy capital toward our expansion in West Virginia, where we expect to generate strong returns on our investment."

         MTR Gaming Group, Inc., a West Virginia based corporation, through subsidiaries, owns and operates the Mountaineer Racetrack & Gaming Resort in Chester, West Virginia, the Ramada Inn and Speedway Casino in North Las Vegas, and the Ramada Inn and Speakeasy Casino in Reno, Nevada. The Mountaineer complex currently encompasses a thoroughbred racetrack, including off track betting, 1,355 video lottery terminals, a 101-room hotel, golf course, fine dining and entertainment, and the Speakeasy Gaming Saloon.

         EXCEPT FOR HISTORICAL INFORMATION, THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS CONCERNING, AMONG OTHER THINGS, FUTURE PLANS AND OPERATING RESULTS. SUCH STATEMENTS ARE BASED ON THE COMPANY'S CURRENT PLANS AND EXPECTATIONS. ACTUAL RESULTS COULD DIFFER MATERIALLY BASED UPON A NUMBER OF FACTORS, INCLUDING BUT NOT LIMITED TO WEATHER CONDITIONS, ADVERSE CHANGES IN WEST VIRGINIA VIDEO LOTTERY LAWS OR THE RATES OF TAXATION OF VIDEO LOTTERY OPERATIONS, LEGALIZATION OF NEW FORMS OF GAMING BY NEIGHBORING STATES, WHICH WOULD LEAD TO INCREASED COMPETITION, COMPETITION, GENERAL ECONOMIC CONDITIONS AFFECTING THE RESORT BUSINESS, DEPENDENCE UPON KEY PERSONNEL, MARKET ACCEPTANCE OF THE COMPANY'S NEVADA PROPERTIES, MAINTAINING THE "GRANDFATHERED" STATUS OF THE NEVADA PROPERTIES, TIMELY INSTALLATION OF COIN DROP SLOTS AND OTHER FACTORS DESCRIBED IN THE COMPANY'S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.


                               (tables to follow)


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                             MTR GAMING GROUP, INC.
               CONDENSED AND CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                                                           THREE MONTHS ENDED
                                                                                MARCH 31
                                                                        ------------------------
                                                                           2000         1999
                                                                        -----------  -----------
Revenues
  Video lottery terminals.............................................  $31,747,000  $18,916,000
  Parimutuel commissions..............................................    1,100,000      914,000
  Food, beverage and lodging..........................................    2,966,000    1,809,000
  Other...............................................................      443,000      342,000
                                                                        -----------  -----------
    Total revenues....................................................   36,256,000   21,981,000
                                                                        -----------  -----------
Costs of revenue
  Cost of video lottery terminals.....................................   18,465,000   11,521,000
  Cost of parimutuel commissions......................................    1,315,000    1,217,000
  Cost of food, beverage and lodging..................................    2,623,000    1,793,000
  Cost of other revenues..............................................      371,000      284,000
                                                                        -----------  -----------
    Total cost of revenues............................................   22,774,000   14,815,000
                                                                        -----------  -----------
Gross Profit..........................................................   13,482,000    7,166,000
                                                                        -----------  -----------
Selling, general and administrative expenses:
  Marketing and promotions............................................    1,561,000      840,000
  General and administrative..........................................    4,355,000    2,782,000
  Depreciation and amortization.......................................    1,540,000    1,024,000
                                                                        -----------  -----------
    Total selling, general and administrative expenses................    7,456,000    4,646,000
                                                                        -----------  -----------
Operating income......................................................    6,026,000    2,520,000
                                                                        -----------  -----------
Interest income.......................................................       69,000       83,000
Interest expense......................................................     (820,000)  (1,101,000)
                                                                         -----------  -----------
Income from continuing operations before income taxes.................    5,275,000    1,502,000
Provision for income taxes............................................   (1,907,000)    (525,000)
                                                                        -----------  -----------
Income before extraordinary item......................................    3,368,000      977,000
                                                                        -----------  -----------
                                                                        -----------  -----------
Net income per share (basic)
  Continuing operations...............................................  $      0.16  $      0.05
                                                                        -----------  -----------
Net income per share                                                    $      0.16   $     0.05
                                                                        -----------  -----------
                                                                        -----------  -----------
Net income per share (assuming dilution)
 Continuing operations...............................................  $       0.13  $      0.04
                                                                       ------------  -----------
Net income per share                                                   $       0.13   $     0.04
                                                                       ------------  -----------
                                                                       ------------  -----------
Weighted average number of shares outstanding:
  Basic...............................................................   21,337,885   20,896,322
                                                                        -----------  -----------
                                                                        -----------  -----------
  Diluted.............................................................   25,524,155   23,941,022
                                                                        -----------  -----------
                                                                        -----------  -----------


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                             MTR GAMING GROUP, INC.
                    CONDENSED AND CONSOLIDATED BALANCE SHEET
                                   (Unaudited)


                                                                               MARCH 31       DECEMBER 31
                                                                                 2000            1999
                                                                             ------------    ------------
                                     ASSETS

Current Assets
  Cash and cash equivalents ..............................................   $  7,523,000    $  7,380,000
  Restricted cash ........................................................        440,000         891,000
  Accounts receivable, net of allowance
    for doubtful accounts of $48,000 and $138,000 ........................      1,458,000       1,026,000
  Deferred financing costs ...............................................        244,000         244,000
  Income tax receivable ..................................................                        519,000
  Deferred income taxes ..................................................                      1,526,000
  Other current assets ...................................................      2,115,000       1,575,000
                                                                             ------------    ------------
Total current assets .....................................................     11,780,000      13,161,000
                                                                             ------------    ------------

Property and equipment, net ..............................................     55,947,000      52,756,000
Excess of cost of investments over net assets acquired, net of accumulated
    amortization of $1,841,000 and $1,778,000 ............................      1,933,000       1,996,000
Deferred income taxes ....................................................        330,000
Deferred financing costs, net of current portion .........................        916,000         977,000
Deposits and other .......................................................        654,000         669,000
                                                                             ------------    ------------
                                                                                3,833,000       3,642,000
                                                                             ------------    ------------
                                                                             $ 71,560,000    $ 69,559,000
                                                                             ------------    ------------
                                                                             ------------    ------------

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable .......................................................   $    491,000    $  1,453,000
  Other accrued liabilities ..............................................      2,203,000       1,746,000
  Current portion of capital leases ......................................      1,871,000         561,000
  Current portion of long-term debt ......................................      6,705,000       7,982,000
                                                                             ------------    ------------
Total current liabilities ................................................     11,270,000      11,742,000
                                                                             ------------    ------------
Long-term debt, less current portion .....................................     23,336,000      26,409,000
Capital lease obligations, net of current portion ........................      3,266,000         982,000
Deferred income tax ......................................................        851,000         717,000
                                                                             ------------    ------------
Total liabilities ........................................................     38,723,000      39,850,000
                                                                             ------------    ------------

                          COMMITMENTS AND CONTINGENCIES

Shareholders' equity:
  Common stock ...........................................................             --              --
  Paid in capital ........................................................     36,479,000      36,454,000
  Shareholder receivable .................................................       (722,000)       (457,000)
  Accumulated deficit ....................................................     (2,920,000)     (6,288,000)
                                                                             ------------    ------------
Total shareholders' equity ...............................................     32,837,000      29,709,000
                                                                             ------------    ------------
                                                                             $ 71,560,000    $ 69,559,000
                                                                             ------------    ------------
                                                                             ------------    ------------
